UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2019

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2833 Exchange Court, Suite A

West Palm Beach, Florida 33409

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

PetroTerra Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Transportation and Logistics, Inc. (the “Company”), issued two non-negotiable senior convertible promissory notes to investors affiliated with John Mercadante, the Chairman of the Board and Chief Executive Officer of the Company, (each referred to as a “Holder”), on March 11, 2019 and April 11, 2019. The terms of the notes are described below:

Note issued on March 11, 2019 in the aggregate principal amount of $500,000 - The principal due under the note accrues interest at a rate of 18% per annum. Interest is payable monthly over the term of the note in cash or common stock of the Company, at the Holder’s discretion. The principal amount of the note amortizes beginning on the sixth month following the original issue date of the note, until the maturity date. All principal and accrued interest under the note is convertible into shares of the Company’s common stock, par value $0.001 (“Common Stock”). The note may be converted by the Holder at any time in principal amounts of $100,000 in accordance with the terms therein, and into that number of shares of common stock equal to the quotient obtained by dividing the portion of the note that is being converted by $1.37 (closing price per share on the date thereof). The note includes customary events of default, including non-payment of the principal or accrued interest due on the note. Upon an event of default, all obligations under the note will become immediately due and payable and the Company will be required to make certain payments to the Holder.

Note issued on April 11, 2019 in the aggregate principal amount of $2,000,000 - The principal due under the note accrues interest at a rate of 18% per annum. Interest is payable monthly over the term of the note in cash or common stock of the Company, at the Holder’s discretion. Commencing on April The principal amount of the note amortizes beginning on the sixth month following the original issue date of the note, until the maturity date. All principal and accrued interest under the note is convertible into shares of Common Stock. The note may be converted by at any time in principal amounts of $100,000 in accordance with the terms therein, and into that number of shares of common stock equal to the quotient obtained by dividing the portion of the note that is being converted by $11.81 (closing price per share on the date thereof). The note includes customary events of default, including non-payment of the principal or accrued interest due on the note. Upon an event of default, all obligations under the note will become immediately due and payable and the Company will be required to make certain payments to the Holder.

The foregoing summaries of the terms of the notes are subject to, and qualified in their entirety by, the instrument attached hereto as Exhibit 4.1, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the notes, is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuances of the notes is incorporated herein by reference. The issuance of the notes were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Non-Negotiable Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2019

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ Douglas Cerny
Name:	Douglas Cerny
Title:	Chief Development Officer